UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2005

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

During the afternoon of May 18, 2005, Kent P. Loose, Controller and Principal Accounting Officer of the registrant, delivered to the registrant a letter dated May 17, 2005 resigning his position with the registrant, effective June 3, 2005.

As of May 20, 2005, the Board of Directors of the registrant appointed Uzi Sasson the Principal Accounting Officer of the registrant.

Mr. Sasson, 42, has served as the Vice President of Finance, Chief Financial Officer and Secretary of the registrant since November 2004. From February to November 2004, Mr. Sasson was the chief executive officer of Sagent Management, a tax and accounting consulting firm. Mr. Sasson also served as the interim Chief Financial Officer for Digital Power Corp., a manufacturer of switching power supplies, from June 2004 to November 2004. Mr. Sasson served as Vice President of Tax for Mercury Interactive Corporation, a provider of software and services for the business technology optimization marketplace, from 2001 to 2003. Prior to that, Mr. Sasson was a Senior Manager at PricewaterhouseCoopers LLP, an accounting firm, from 1995 to 2001. From August to November 2004, Mr. Sasson served as a director of IXYS. Mr. Sasson has a Masters of Science in Taxation and Bachelor of Science in Accounting from Golden Gate University and is a Certified Public Accountant in California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

May 23, 2005	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: Vice President of Finance